                                     Exhibit 99.1

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                   ----------------


                                      FORM 11-K


                                    ANNUAL REPORT
                           PURSUANT TO SECTION 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


/ X / ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
         For the fiscal year ended: December 31, 1996


/   /    TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
         ACT OF 1934.
         For the transition period from ___________ to ___________


         Commission file number: 1-4850


              A. Full title of plan and the address of the plan, if different from that of the issuer named below: CSC Matched Asset Plan

              B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:
                               Computer Sciences Corporation
                               2100 East Grand Avenue
                               El Segundo, California 90245

                                  TABLE OF CONTENTS


Description                                                             Page
-----------                                                             ----

(A) FINANCIAL STATEMENTS:

    Independent Auditors' Report ....................................     3

    Statements of Net Assets Available for Benefits
    As of December 31, 1996 and 1995 ................................     4

    Statements of Changes in Net Assets Available for Benefits
    For the Years Ended December 31, 1996 and 1995 ..................     5

    Notes to Financial Statements ...................................     6

(B) EXHIBIT:

    Independent Auditors' Consent ...................................   E-1

(C) SUPPLEMENTAL SCHEDULES:

    Schedule of Assets Held for Investment Purposes .................   S-1

    Schedule of Reportable Transactions .............................   S-2

INDEPENDENT AUDITORS' REPORT

Employee Retirement Plan Committee
Computer Sciences Corporation
El Segundo, California

We have audited the accompanying statements of net assets available for benefits of the Computer Sciences Corporation Matched Asset Plan (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in Section C of the table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/Deloitte & Touche LLP

May 30, 1997

                            COMPUTER SCIENCES CORPORATION
                                  MATCHED ASSET PLAN

                               STATEMENTS OF NET ASSETS
                               AVAILABLE  FOR BENEFITS

                                                             DECEMBER 31
                                                    ----------------------------
                                                         1996           1995
                                                    ------------    ------------
ASSETS
Investments (Notes 2, 5, 9 and 10):
  Short-term investments                            $  4,881,963    $ 10,365,460
  Long-term investments--at fair value:
    Interest in registered investment companies
      Brinson U.S. Bond Fund                          69,326,850      48,488,514
      Brinson U.S. Stock Fund                         37,602,556      37,038,021
      Brinson U.S. Equity Fund                       190,510,057     136,221,964
      Mellon Stock Index Funds                        58,160,214      33,224,815
    CSC Company stock                                220,003,596     174,584,246
    Employee loans (Note 6)                           16,021,749      13,707,311
  Plan interest in Master Trust                       91,252,142      58,741,224
  Guaranteed investment contracts--at contract value  61,203,657      81,854,138
                                                    ------------    ------------
  Total investments                                  748,962,784     594,225,693
                                                    ------------    ------------
Receivables:
    Employer contribution                                323,412         290,013
    Participants' contribution                         3,111,463       2,491,947
    Accrued income                                        42,949          41,668
    Plan to plan transfers (Note 8)                    3,303,099             903
    Other                                                                 79,569
                                                    ------------    ------------
  Total Receivables                                    6,780,923       2,904,100
                                                    ------------    ------------
  Total Assets                                       755,743,707     597,129,793
                                                    ------------    ------------
LIABILITIES
 Accounts Payable                                        968,671         949,287
 Accrued Expenses                                        218,770         180,915
 Unsettled Trade Payables                                 85,443
                                                    ------------    ------------
  Total Liabilities                                    1,272,884       1,130,202
                                                    ------------    ------------
NET ASSETS AVAILABLE FOR BENEFITS                   $754,470,823    $595,999,591
                                                    ------------    ------------
                                                    ------------    ------------

                        See Notes to Financial Statements

                          COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                       YEARS ENDED DECEMBER 31
                                                    ----------------------------
                                                         1996          1995
                                                    -------------  -------------
ADDITIONS
 Investment Income:
  Net appreciation in fair value of
    investments (Note 9)                            $ 76,497,351   $ 98,167,163
  Interest                                             5,423,422      6,778,781
  Dividends                                            9,668,924      7,935,204
  Plan interest in Master Trust investment income      3,071,796      5,143,489
                                                    -------------  -------------
                                                      94,661,493    118,024,637
  Less Investment Management Fees                       (833,263)      (594,867)
                                                    -------------  -------------
                                                      93,828,230    117,429,770
 Contributions:
  Employee                                            66,417,162     58,859,224
  Employer                                            11,665,836     10,356,204
  Employee Rollovers                                  15,151,958     14,294,926
  Transfers From Other Plans (Note 8)                 17,337,285      3,925,306
                                                    -------------  -------------
                                                     110,572,241     87,435,660
                                                    -------------  -------------
   Total Additions                                   204,400,471    204,865,430
                                                    -------------  -------------
DEDUCTIONS
 Distributions to Participants (Notes 1 and 7)        45,929,239     40,485,979
                                                    -------------  -------------
   Total Deductions                                   45,929,239     40,485,979
                                                    -------------  -------------
     Net Increase                                    158,471,232    164,379,451

Net Assets Available for Benefits at Beginning
  of Year                                            595,999,591    431,620,140
                                                    -------------  -------------
NET ASSETS AVAILABLE FOR BENEFITS AT END OF YEAR    $754,470,823   $595,999,591
                                                    -------------  -------------
                                                    -------------  -------------

                         See Notes to Financial Statements

                          COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

                          NOTES TO FINANCIAL STATEMENTS
                     FOR THE TWO YEARS ENDED DECEMBER 31, 1996


Note 1     DESCRIPTION OF THE PLAN

The following brief description of the Computer Sciences Corporation Matched Asset Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan documents for more complete information.

The Plan was adopted by the action of the Board of Directors of Computer Sciences Corporation (the "Company") taken on November 3, 1986, and constitutes an amendment and restatement of the Employee Stock Purchase Plan ("the Prior Plan").

The Plan is a continuation of the Prior Plan and is qualified under the Internal Revenue Code (the "Code"), as amended, Section 401(a) and, effective as of January 1, 1987, with respect to the portion thereof that qualifies as a qualified cash or deferred arrangement, to satisfy the requirement of Code
Section 401(k). It is also subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Company reserves the right to discontinue its contributions and terminate the Plan subject to the provisions of ERISA. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.

ELIGIBILITY AND PARTICIPATION

Any eligible employee who has satisfied the Plan's age and service requirements, and is employed by the Company, and who receives a stated compensation in respect of employment on the payroll of the Company, is eligible to become a participant, with the exception of a person who is represented by a collective bargaining unit and whose benefits have been the subject of good faith bargaining under a contract that does not specify that such person is eligible to participate in the Plan. In addition, the Company may determine to exempt all employees of any division, unit, facility or class from coverage under the Plan. Any person who leaves the employ of the Company and, at a later time becomes re-employed, must reapply to participate in the Plan, provided he or she otherwise meets the eligibility requirements.

There were approximately 17,267 participating employees at December 31, 1996.

                          COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

                          NOTES TO FINANCIAL STATEMENTS
                     FOR THE TWO YEARS ENDED DECEMBER 31, 1996


EMPLOYEE AND COMPANY CONTRIBUTIONS

Subject to certain limitations described below, an eligible employee who elects to become a participant may authorize any whole percentage (at least 1% but not more than 15%) of such employee's monthly compensation (as defined in the Plan) to be deferred and contributed to the trust fund on his or her behalf, up to a maximum amount of $9,500 for calendar year 1996. Any compensation deferral in excess of $9,500, together with income allocable to that excess, will be returned to a participant. Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be returned to the Company or applied to reduce future matching Company contributions.

In order to qualify for the special tax treatment accorded to plans by Section 401(k) of the Code, contributions on behalf of participants under the Plan must meet two nondiscrimination tests designed to prevent a disproportionate compensation deferral election by employees who are highly compensated in relation to other employees. The Committee may cause the percentage authorized by the highly compensated participants to be reduced if the Plan does not meet both of the nondiscrimination tests.

A participant is not permitted to make voluntary after-tax contributions to the Plan.

The Company will contribute and forward to the trust fund, together with a compensation deferral contribution equal to each participant's qualifying compensation deferral, an amount equal to 50% of the first 3% of the participant's compensation deferral (except for a small number of participants, to whom under the terms of their contract agreement the Company will contribute an amount equal to 50% of the first 4% of the participant's compensation deferral). Matching contributions will be invested in the Company Stock Fund, which invests primarily in the common stock of Computer Sciences Corporation.

PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and Plan earnings, and is charged with an allocation of investment management fees. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can provided from the participant's vested account.

                          COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

                          NOTES TO FINANCIAL STATEMENTS
                     FOR THE TWO YEARS ENDED DECEMBER 31, 1996


VESTING OF PARTICIPANTS' INTERESTS/FORFEITURES

A participant's interest in his or her Compensation Deferral Account, Retirement Account, After Tax Account, and Rollover Account is at all times fully vested in the participant or, when appropriate, in the participant's beneficiary or legal representative.

The vested interest of each participant in the value of his or her Matching Contributions Account depends on the number of full years of service such participant has with the Company, as shown below:

NUMBER OF FULL YEARS OF SERVICE     VESTED INTEREST IN MATCHING CONTRIBUTION
-------------------------------     ----------------------------------------
              1    ..................................   0%
              2    ..................................  25%
              3    ..................................  50%
              4    ..................................  75%
              5    .................................  100%

(except for a small number of participants, who under the terms of their contract agreement will vest 100% after 2 years or more)

Any nonvested portion of the Matching Contributions Account will be forfeited upon withdrawal from the Plan. Forfeitures may be applied to reduce future matching contributions by the Company. Such forfeitures during 1996 and 1995 amounted to $1,097,819 and $1,120,945, respectively.

DISTRIBUTABLE AMOUNTS, WITHDRAWALS AND REFUNDS

A participant may become entitled to a distribution of his or her distributable benefit by reason of retirement, death, total and permanent disability, voluntary termination of employment, or dismissal. The rules of payment of a participant's distributable benefit depend upon age of the participant, the number of years of service completed by the participant and the type of severance. The total amounts distributed during 1996 and 1995 were $44,996,599 and $39,637,011, respectively.

                          COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

                          NOTES TO FINANCIAL STATEMENTS
                     FOR THE TWO YEARS ENDED DECEMBER 31, 1996


While still an employee, a participant may, upon at least a 30 day written notice to the Committee, make a withdrawal of his or her compensation deferral contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. These withdrawals during 1996 and 1995 totaled $932,640 and $848,968, respectively.

In order for the Plan to meet the nondiscrimination tests, the Committee has caused the compensation deferral percentage for certain highly compensated employees to be reduced, which has also resulted in the return of excess compensation deferrals.

Note 2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with generally accepted accounting principles. The following is a summary of the significant policies.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.
Actual results could differ from those estimates.

ASSETS OF THE PLAN

The assets of the Plan are held in a trust with five sub-accounts representing the investment options. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the trust.

SECURITY TRANSACTIONS

Security transactions are accounted for on a trade-date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

In general, participants in the Stock Fund receive distributions in certificates for shares of the common stock of the Company.

                          COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

                          NOTES TO FINANCIAL STATEMENTS
                     FOR THE TWO YEARS ENDED DECEMBER 31, 1996


VALUATION OF INVESTMENT SECURITIES

Investments in common stocks and mutual funds are stated at fair value based upon closing sales prices reported on recognized securities exchanges on the last business day of the plan year or, for the listed securities having no sales reported and for unlisted securities, upon last reported bid prices on that date. Investments in short-term investments are stated at cost which approximates fair value.

VALUATION OF GUARANTEED INVESTMENT CONTRACTS

The Plan holds guaranteed investment contracts, which are considered to be fully benefit responsive as access to the funds of these contracts is not restricted. The guaranteed investment contracts are valued at contract value in accordance with SOP 94-4. Contract value represents contributions made by participants, plus interest at the contract rates, less withdrawals or transfers by participants.

Based on the treasury yield curve for similar type of investments, the fair value of the guaranteed investment contracts at December 31, 1996 and 1995 was approximately $61,675,000 and $83,860,000, respectively. The average yield and crediting interest rates were approximately 7.18% and 7.60% for 1996 and 1995, respectively. The crediting interest rate is based on an agreed-upon formula with the issuer, but cannot be less than zero.

PAYMENT OF BENEFITS

Benefits are recorded when paid.

Note 3     INCOME TAX STATUS

The Internal Revenue Service has determined and informed the Company by a letter dated July 18, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC).

The Committee believes that the Plan is designed and operated to qualify under
Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. When the requirements of Section 401(k) of the Code are satisfied, the following tax consequences result:

                        COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  FOR THE TWO YEARS ENDED DECEMBER 31, 1996



(i) A participant is not subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant is able to exclude from his or her income for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $9,500 and $9,240 for 1996 and 1995 taxable years of the participant, respectively.

(iii) On distribution of a participant's vested interest in the Plan, the participant generally is subject to federal income taxation, except that: (1) tax on "net unrealized appreciation" on any Company stock distributed as a part of a "lump sum distribution" generally is deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

Note 4   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

                                                         December 31,
                                                  --------------------------
                                                      1996          1995
                                                  ------------  ------------

Net assets available for benefits per the
  financial statements                            $754,470,823  $595,999,591
Amounts allocated to withdrawing participants      (10,290,463)   (7,912,936)
                                                  ------------  ------------
Net assets available for benefits per Form 5500   $744,180,360  $588,086,655
                                                  ------------  ------------
                                                  ------------  ------------

                        COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  FOR THE TWO YEARS ENDED DECEMBER 31, 1996


The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                Year ended
                                                             December 31, 1996
                                                            -------------------

Benefits paid to participants per the financial statements      $45,929,239
Add: Amounts allocated to withdrawing participants at
  December 31, 1996                                              10,290,463
Less: Amounts allocated to withdrawing participants at
  December 31, 1995                                              (7,912,936)
                                                            -------------------
Benefits paid to participants per the Form 5500                 $48,306,766
                                                            -------------------
                                                            -------------------

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1996 but not paid as of that date.

Note 5     INVESTMENT FUNDS

Participant contributions - Subject to rules the Committee may from time to time adopt, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions, in increments of 10%.

THE FIXED INCOME FUND

The fund is invested in contracts with insurance companies and other financial institutions. These institutions agree to repay principal with interest at a fixed rate of return for the life of each contract. This is a commitment by the insurance company or the financial institution to make agreed upon payments and that agreement is not secured, insured or guaranteed by the Company or any other third party. Approximately half of the fund is invested in contracts with insurance companies.

                        COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  FOR THE TWO YEARS ENDED DECEMBER 31, 1996


The remainder of the fund (including the proceeds from maturing insurance contracts, newly invested money and interest from insurance contracts) is in the Master Trust which was established for the investment of assets of the Plan and several other Company sponsored benefit plans. The Master Trust is an actively managed, short-term (1-3 years) U.S. Bond Fund managed by Payden & Rygel. Each participating plan has an undivided interest in the Master Trust. The assets of the Master Trust are held by the Trustee. At December 31, 1996 and 1995, the Plan's interest in the net assets of the Master Trust was approximately 90% and 93%, respectively. Investment income and administrative expenses relating to the Master Trust are allocated to individual plans based upon average monthly balances invested by each plan.

The following table represents the fair value of investments for the Master
Trust.

                                                          December 31,
                                                  -----------------------------
                                                       1996           1995
                                                  -------------   -------------
Investments at fair value:
  Corporate bonds                                  $ 20,904,676    $ 15,709,394
  U.S. government securities                         56,633,626      44,628,463
  Other bonds                                         2,112,040       2,085,848
  Short-term investments                             21,131,915               0
  Accrued income                                      1,061,097         648,263
                                                  -------------   -------------
                                                   $101,843,354    $ 63,071,968
                                                  -------------   -------------
                                                  -------------   -------------

Investment income for the Master Trust is as follows:

                                                          December 31,
                                                  -----------------------------
                                                       1996           1995
                                                  -------------   -------------
Investment income:
  Net (depreciation) appreciation in fair value
    of investments                                  $(1,007,670)     $2,230,357
  Interest:
    Corporate bonds                                   1,180,044         659,260
    U.S. government securities                        2,485,788       2,234,361
    Other bonds                                         139,500               0
    Short-term investments                              627,305         241,759
                                                  -------------   -------------
                                                      3,424,967       5,365,737
  Less investment management fees                       (61,373)        (17,548)
                                                  -------------   -------------
                                                    $ 3,363,594      $5,348,189
                                                  -------------   -------------
                                                  -------------   -------------

                        COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  FOR THE TWO YEARS ENDED DECEMBER 31, 1996



THE BALANCED FUND

The fund is invested with Brinson Partners Inc. The Brinson Partners Inc. U.S. Bond and U.S. Stock Only Funds are actively managed portfolios invested in U.S. stocks, bonds and cash. The stock portfolio consists of large, intermediate and small companies. The bond portion of the portfolio is primarily invested in U.S. Treasury, government agency and corporate issues. This fund's investment objective is to maximize total return, consisting of capital appreciation and current income.

THE ACTIVE EQUITY FUND

The fund is invested with Brinson Partners Inc. The Brinson Partners Inc. U.S. Equity Fund is invested in common stocks traded in the U.S. The fund's objective is to maximize total return which consists of capital appreciation and current income.

THE STOCK INDEX FUND

The fund is managed by Mellon Capital Management. The objective of the fund is to exceed the performance of the Standard & Poor's 500 Stock Index. The Stock Index Fund either invests in a stock portfolio designed to track the performance of the S&P Stock Index and/or creates a synthetic S&P 500 portfolio using (unlevered) financial futures and options. Assets used as collateral for futures/options positions are comprised of various market or debt instruments.

THE COMPANY STOCK FUND

Amounts allocated to this investment alternative will be used to purchase shares of CSC common stock which will be held for the benefit of the participant. The performance of this investment will depend upon the performance of CSC's stock. The Trustee may purchase Company stock on national securities exchanges or elsewhere.

After an initial election has been made, a participant may designate a different Fund into which future compensation deferral contributions shall be invested as of the first day of any payroll period that coincides with or immediately follows the first day of a calendar quarter. In addition, a participant may elect to redesignate any amounts in his or her accounts as of the last business day of any calendar quarter to be invested in a different Fund. These elections may be made by giving such advance notice as may be required by the Plan administrator.

                        COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  FOR THE TWO YEARS ENDED DECEMBER 31, 1996


Company contributions - In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the trust fund in the Company Stock Fund. An exception is in the case of a participant who has (i) attained at least age 59 1/2, or (ii) has been credited with at least five years of service and has attained at least age 55 and has made an election to designate different Funds.

NUMBER OF PARTICIPANTS

The approximate number of participants having account balances in each of the six separate funds at December 31, 1996 was as follows:

    Investment Fund                                    Number of Participants
    ---------------                                    ----------------------

    The Fixed Income Fund ..................................   11,582
    The Balanced Fund ......................................   11,145
    The Active Equity Fund .................................   14,335
    The Stock Index Fund ...................................   9,113
    The Company Stock Fund .................................   20,067
    The Loan Fund ..........................................   2,530

The sum of the number of participants shown above is greater than the total number of participants in the Plan because many are participating in more than one fund.

Note 6     PARTICIPANT LOANS

The Plan allows participants to borrow from their vested account balances from a minimum of $1,000 up to a maximum of $50,000 or 50% of their vested account balances, subject to certain limitations. The loans bear interest at the prime rate quoted in the Wall Street Journal plus 1%, which is set on a quarterly basis. Loan terms range from 1-5 years or up to 15 years for purchase of primary residence. Loans are recorded at cost, which approximate fair value, on the Statement of Net Assets Available for Benefits.

The loans (which are accounted for in the Loan Fund) are deducted from the participants' vested account balances based on their investment elections with respect to the funds described in Note 5. Loan repayments are credited to the participants' accounts according to their current investment election.

                        COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  FOR THE TWO YEARS ENDED DECEMBER 31, 1996


Note 7     BENEFITS PAYABLE

As of December 31, 1996 and 1995, net assets available for benefits included benefits of $10,290,463 and $7,912,936 respectively, due to participants who have withdrawn from participation in the Plan.


Note 8     TRANSFERS FROM OTHER PLANS

During the two years ended December 31, 1996, the Plan merged with the Hyatt Corporation 401(k) Plan; CSC Credit Services Employee Savings Plan; James River Corporation of Virginia Stockplus Investment Plan; The DiBianca-Bergman Group, Inc. Profit Sharing Plan; First Chicago Corporation Savings Incentive Plan; and CSC Professional Services Group, Inc. Tax-Deferred Savings and Retirement Plan ("PSG"). A detail description of these mergers is as follows:

The Plan received $18,031 on January 17, 1997, $91 on November 20, 1996, $3,262 on November 18, 1996, $32,620 on October 8, 1996, and $358,391 on October 1,
1996 from the Hyatt Corporation 401(k) Plan. These amounts represent the balances of 36 participants as of October 1, 1996.

The Plan received $2,228,649 on December 11, 1996 and $11,382,454 on December 2, 1996 from the CSC Credit Services Employee Savings Plan. These amounts represent the balances of 861 participants as of November 30, 1996.

The Plan received $4,438 on September 5, 1996, $5,339 on January 30, 1996, $15,596 on December 28, 1995, and $1,335,627 on October 27, 1995 from the James River Corporation of Virginia Stockplus Investment Plan. These amounts represent the balances of 74 participants as of September 30, 1995.

The Plan received $912 on January 22, 1996, $202 on November 21, 1995, $934,151 on October 27, 1995 from The DiBianca-Berkman Group, Inc. Profit Sharing Plan. These amounts represent the balances of 31 participants as of October 27, 1995.

The Plan received $182,529 on December 21, 1995, and $1,402,158 on December 1, 1995 from the First Chicago Corporation Savings Incentive Plan. These amounts represent the balances of 29 participants as of November 30, 1995.

                        COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  FOR THE TWO YEARS ENDED DECEMBER 31, 1996


The Plan received $2,608,494 on May 31, 1995, $1,929,791 on March 10, 1995, and
$2,300,481 on March 8, 1995 from the PSG. These amounts were accrued in 1994 and represent the remaining balances for 1,516 participants as of December 30, 1994. On April 24, 1995, the Plan returned $7,981 to Corestate Bank due to excess transfer from the PSG merger.

                                                          COMPUTER SCIENCES CORPORATION
                                                                MATCHED ASSET PLAN

                                                           NOTES TO FINANCIAL STATEMENTS

                                                     FOR THE TWO YEARS ENDED DECEMBER 31, 1996

Note 9    STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                                                              DECEMBER 31, 1996
                                                ----------------------------------------------------------------------------
                                                   FIXED                           ACTIVE          STOCK          COMPANY
                                                   INCOME        BALANCED          EQUITY          INDEX           STOCK
                                                ------------   ------------     ------------    ------------    ------------

ASSETS
 Investments
  Long-term investments
   At fair value
   Interest in registered investment companies:                $106,929,406     $190,510,057    $ 58,160,214
   CSC Company stock                                                                                            $220,003,596
   Plan interest in Master Trust                $ 91,252,142
   Employee loans
   Guaranteed investment contracts-at contract
   value                                          61,203,657
   Short-term investments                              4,259      1,002,060        1,725,971         529,309       1,620,364
 Receivables
   Employer's contribution                               948            349              549             199         321,367
   Participants' contribution                        578,061        523,666          992,373         469,869         547,284
   Accrued Income                                     21,270          4,186           10,370           2,267           4,856
   Plan to plan transfer                             638,176      1,409,723          624,325         200,660         430,215
   Interfund Transfers                                 6,895        (76,674)         676,188         440,241      (1,046,650)
                                                ------------   ------------     ------------    ------------    ------------
   TOTAL ASSETS                                  153,705,408    109,792,716      194,539,833      59,802,759     221,881,032

 LIABILITIES
   Accounts Payable                                  106,233         93,222          204,416         130,133         733,016
   Accrued Expenses                                   33,945         66,931          111,438           5,872             584
   Unsettled Trade Payables                                                                                           85,443
                                                ------------   ------------     ------------    ------------    ------------
   TOTAL LIABILITIES                                 140,178        160,153          315,854         136,005         819,043
                                                ------------   ------------     ------------    ------------    ------------
 NET ASSETS AVAILABLE FOR BENEFITS              $153,565,230   $109,632,563     $194,223,979    $ 59,666,754    $221,061,989
                                                ------------   ------------     ------------    ------------    ------------
                                                ------------   ------------     ------------    ------------    ------------

                                                  -----------------------------
                                                    EMPLOYEE
                                                      LOANS           TOTAL
                                                  -------------    ------------
ASSETS
 Investments
  Long-term investments
   At fair value
   Interest in registered investment companies:                    $355,599,677
   CSC Company stock                                                220,003,596
   Plan interest in Master Trust                                     91,252,142
   Employee loans                                  $ 16,021,749      16,021,749
   Guaranteed investment contracts-at contract
   value                                                             61,203,657
   Short-term investments                                             4,881,963
 Receivables
   Employer's contribution                                              323,412
   Participants' contribution                               210       3,111,463
   Accrued Income                                                        42,949
   Plan to plan transfer                                              3,303,099
   Interfund Transfers                                                        -
                                                  -------------    ------------
   TOTAL ASSETS                                      16,021,959     755,743,707

 LIABILITIES
   Accounts Payable                                    (298,349)        968,671
   Accrued Expenses                                                     218,770
   Unsettled Trade Payables                                              85,443
                                                  -------------    ------------
   TOTAL LIABILITIES                                   (298,349)      1,272,884
                                                  -------------    ------------
 NET ASSETS AVAILABLE FOR BENEFITS                 $ 16,320,308    $754,470,823
                                                  -------------    ------------
                                                  -------------    ------------

                                                         COMPUTER SCIENCES CORPORATION
                                                               MATCHED ASSET PLAN

                                                         NOTES TO FINANCIAL STATEMENTS

                                                     FOR THE TWO YEARS ENDED DECEMBER 31, 1996

Note 9    STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                                                              DECEMBER 31, 1995
                                                ----------------------------------------------------------------------------
                                                   FIXED                           ACTIVE          STOCK          COMPANY
                                                   INCOME        BALANCED          EQUITY          INDEX           STOCK
                                                ------------   ------------     ------------    ------------    ------------
ASSETS
 Investments
  Long-term investments
   At fair value
   Interest in registered investment companies                 $ 85,526,535     $136,221,964    $ 33,224,815
   CSC Company stock                                                                                            $174,584,246
   Plan interest in Master Trust                $ 58,741,224
   Employee loans
   Guaranteed investment contracts--at contract
   value                                          81,854,138
   Short-term Investments                          1,186,638      5,329,047        1,359,311       1,181,897       1,308,567
   Receivables
   Employer's contribution                             1,133            317              589             181         287,793
   Participants' contribution                        564,364        470,031          728,796         262,477         466,279
   Accrued Income                                      5,448         26,337            3,687           1,776           4,420
   Plan to plan transfer                                (202)                                                          1,105
   Interfund Transfers                              (208,078)        42,025          172,270         201,904        (208,121)
   Other                                            (126,538)       (28,475)          74,600          51,557          51,425
                                                ------------   ------------     ------------    ------------    ------------
   TOTAL ASSETS                                  142,018,127     91,365,817      138,561,217      34,924,607     176,495,714

LIABILITIES
   Accounts Payable                                  150,899        123,862          149,280          73,133         684,875
   Accrued Expenses                                   28,900         60,318           86,098           5,389             210
                                                ------------   ------------     ------------    ------------    ------------
    TOTAL LIABILITIES                                179,799        184,180          235,378          78,522         685,085
                                                ------------   ------------     ------------    ------------    ------------
NET ASSETS AVAILABLE FOR BENEFITS               $141,838,328   $ 91,181,637     $138,325,839    $ 34,846,085    $175,810,629
                                                ------------   ------------     ------------    ------------    ------------
                                                ------------   ------------     ------------    ------------    ------------


                                                  -----------------------------
                                                    EMPLOYEE
                                                      LOANS           TOTAL
                                                  -------------    ------------
ASSETS
 Investments
  Long-term investments
   At fair value
   Interest in registered investment companies                     $254,973,314
   CSC Company stock                                                174,584,246
   Plan interest in Master Trust                                     58,741,224
   Employee loans                                 $  13,707,311      13,707,311
   Guaranteed investment contracts--at contract
   value                                                             81,854,138
   Short-term Investments                                            10,365,460
   Receivables
   Employer's contribution                                              290,013
   Participants' contribution                                         2,491,947
   Accrued Income                                                        41,668
   Plan to plan transfer                                                    903
   Interfund Transfers                                                        -
   Other                                                 57,000          79,569
                                                  -------------    ------------
   TOTAL ASSETS                                      13,764,311     597,129,793

LIABILITIES
   Accounts Payable                                    (232,762)        949,287
   Accrued Expenses                                                     180,915
                                                  -------------    ------------
    TOTAL LIABILITIES                                  (232,762)      1,130,202
                                                  -------------    ------------
NET ASSETS AVAILABLE FOR BENEFITS                    13,997,073     595,999,591
                                                  -------------    ------------
                                                  -------------    ------------

                          COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE TWO YEARS ENDED DECEMBER 31, 1996


Note 9    STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                                                                  YEAR ENDED DECEMBER 31, 1996
                                                          ------------------------------------------------------------------------
                                                              FIXED                                  ACTIVE             STOCK
                                                              INCOME             BALANCED            EQUITY             INDEX
                                                          -------------       -------------      -------------       -------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
  Investment Income
    Net Appreciation in Fair Value of Investments                            $   7,547,384       $  28,745,707       $  7,279,167
    Interest Income                                      $   5,090,729             205,856              49,938             29,240
    Dividend Income                                                              4,153,832           3,269,456           2,245,636
    Investment Management Fees                                (135,732)           (260,280)           (412,398)            (22,207)
    Plan interest in Master Trust investment income          3,071,796
                                                         -------------       -------------       -------------       -------------
                                                             8,026,793          11,646,792          31,652,703          9,531,836
                                                         -------------       -------------       -------------       -------------

  Contributions
    Employee                                                13,970,518          12,556,922          21,248,658           8,868,348
    Employer                                                    26,881               9,261              18,460               5,176
    Employee Rollovers                                       3,009,593           2,248,932           4,313,516           2,440,965
    Transfers From Other Plans                               8,210,754           1,430,613           3,672,511           1,318,907
    Interfund Transfers                                     (7,758,207)         (2,208,569)          6,569,672           6,429,915
                                                         -------------       -------------       -------------       -------------
                                                            17,459,539          14,037,159          35,822,817          19,063,311
                                                         -------------       -------------       -------------       -------------
      TOTAL ADDITIONS                                       25,486,332          25,683,951          67,475,520          28,595,147
                                                         -------------       -------------       -------------       -------------

DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
  Distributions to Participants                             13,759,430           7,233,025          11,577,380           3,774,478
                                                         -------------       -------------       -------------       -------------
      TOTAL DEDUCTIONS                                      13,759,430           7,233,025          11,577,380           3,774,478
                                                         -------------       -------------       -------------       -------------
        NET INCREASE                                        11,726,902          18,450,926          55,898,140          24,820,669
                                                         -------------       -------------       -------------       -------------

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of Year                                        141,838,328          91,181,637         138,325,839          34,846,085
                                                         -------------       -------------       -------------       -------------
  End of Year                                            $ 153,565,230       $ 109,632,563       $ 194,223,979       $  59,666,754
                                                         -------------       -------------       -------------       -------------
                                                         -------------       -------------       -------------       -------------



                                                                         YEAR ENDED DECEMBER 31, 1996
                                                          ----------------------------------------------------
                                                             COMPANY            EMPLOYEE
                                                              STOCK              LOANS                TOTAL
                                                          -------------       -------------      -------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
  Investment Income
    Net Appreciation in Fair Value of Investments        $  32,925,093                           $  76,497,351
    Interest Income                                             47,205       $         454           5,423,422
    Dividend Income                                          9,668,924
    Investment Management Fees                                  (2,646)                               (833,263)
    Plan interest in Master Trust investment income                                                  3,071,796
                                                         -------------       -------------       -------------
                                                            32,969,652                 454          93,828,230
                                                         -------------       -------------       -------------

  Contributions
    Employee                                                15,207,730          (5,435,014)         66,417,162
    Employer                                                11,606,058                              11,665,836
    Employee Rollovers                                       3,138,952                              15,151,958
    Transfers From Other Plans                               2,686,469              18,031          17,337,285
    Interfund Transfers                                     (3,032,357)               (454)                  -
                                                         -------------       -------------       -------------
                                                            29,606,852          (5,417,437)        110,572,241
                                                         -------------       -------------       -------------
      TOTAL ADDITIONS                                       62,576,504          (5,416,983)        204,400,471
                                                         -------------       -------------       -------------

DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
  Distributions to Participants                             17,325,144          (7,740,218)         45,929,239
                                                         -------------       -------------       -------------
      TOTAL DEDUCTIONS                                      17,325,144          (7,740,218)         45,929,239
                                                         -------------       -------------       -------------
        NET INCREASE                                        45,251,360           2,323,235         158,471,232
                                                         -------------       -------------       -------------

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of Year                                        175,810,629          13,997,073         595,999,591
                                                         -------------       -------------       -------------
  End of Year                                            $ 221,061,989       $  16,320,308       $ 754,470,823
                                                         -------------       -------------       -------------
                                                         -------------       -------------       -------------

                          COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE TWO YEARS ENDED DECEMBER 31, 1996

Note 9    STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                                                                YEAR ENDED DECEMBER 31, 1995
                                                          ------------------------------------------------------------------------
                                                               FIXED                                  ACTIVE              STOCK
                                                              INCOME            BALANCED              EQUITY              INDEX
                                                         -------------       -------------       -------------       -------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
  Investment Income
    Net Appreciation in Fair Value of Investments                            $  14,762,527       $  30,074,070       $   5,852,806
    Interest Income                                      $   6,533,680             100,918              56,177              34,508
    Dividend Income                                          3,739,825           2,730,134           1,465,245           7,935,204
    Investment Management Fees                                 (67,999)           (215,252)           (291,526)            (19,880)
    Plan interest in Master Trust investment income          5,143,489                                                   5,143,489
                                                         -------------       -------------       -------------       -------------
                                                            11,609,170          18,388,018          32,568,855           7,332,679
                                                         -------------       -------------       -------------       -------------

  Contributions
    Employee                                                15,048,897          12,548,910          18,017,448           5,765,258
    Employer                                                    27,194               7,055              15,919               5,993
    Employee Rollovers                                       4,152,909           2,313,312           3,494,005           1,546,117
    Transfers From Other Plans                               1,046,454             629,561             897,176             882,203
    Interfund Transfers                                    (26,941,864)          2,710,681          16,295,489           6,739,080
                                                         -------------       -------------       -------------       -------------
                                                            (6,666,410)         18,209,519          38,720,037          14,938,651
                                                         -------------       -------------       -------------       -------------
      TOTAL ADDITIONS                                        4,942,760          36,597,537          71,288,892          22,271,330
                                                         -------------       -------------       -------------       -------------

DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
  Distributions to Participants                             13,692,065           7,132,890           9,026,105           2,355,622
                                                         -------------       -------------       -------------       -------------
      TOTAL DEDUCTIONS                                      13,692,065           7,132,890           9,026,105           2,355,622
                                                         -------------       -------------       -------------       -------------
        NET (DECREASE) INCREASE                             (8,749,305)         29,464,647          62,262,787          19,915,708
                                                         -------------       -------------       -------------       -------------

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of Year                                        150,587,633          61,716,990          76,063,052          14,930,377
                                                         -------------       -------------       -------------       -------------
  End of Year                                            $ 141,838,328       $  91,181,637       $ 138,325,839       $  34,846,085
                                                         -------------       -------------       -------------       -------------
                                                         -------------       -------------       -------------       -------------


                                                                    YEAR ENDED DECEMBER 31, 1995
                                                         -----------------------------------------------------
                                                              COMPANY             EMPLOYEE
                                                               STOCK               LOANS               TOTAL
                                                         -------------       -------------       -------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
  Investment Income
    Net Appreciation in Fair Value of Investments        $  47,477,760                           $  98,167,163
    Interest Income                                             53,490       $           8           6,778,781
    Dividend Income
    Investment Management Fees                                    (210)                               (594,867)
    Plan interest in Master Trust investment income                                                  5,143,489
                                                         -------------       -------------       -------------
                                                            47,531,040                   8        117,429,770
                                                         -------------       -------------       -------------

  Contributions
    Employee                                                12,415,545          (4,936,834)         58,859,224
    Employer                                                10,300,043                              10,356,204
    Employee Rollovers                                       2,788,583                              14,294,926
    Transfers From Other Plans                                 398,524              71,388           3,925,306
    Interfund Transfers                                      1,196,622                  (8)
                                                         -------------       -------------       -------------
                                                            27,099,317          (4,865,454)         87,435,660
                                                         -------------       -------------       -------------
      TOTAL ADDITIONS                                       74,630,357          (4,865,446)        204,865,430
                                                         -------------       -------------       -------------

DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
  Distributions to Participants                             14,386,994          (6,107,697)         40,485,979
                                                         -------------       -------------       -------------
      TOTAL DEDUCTIONS                                      14,386,994          (6,107,697)         40,485,979
                                                         -------------       -------------       -------------
        NET (DECREASE) INCREASE                             60,243,363           1,242,251         164,379,451
                                                         -------------       -------------       -------------

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of Year                                        115,567,266          12,754,822         431,620,140
                                                         -------------       -------------       -------------
  End of Year                                            $ 175,810,629       $  13,997,073       $ 595,999,591
                                                         -------------       -------------       -------------
                                                         -------------       -------------       -------------

                                   COMPUTER SCIENCES CORPORATION
                                         MATCHED ASSET PLAN

                                   NOTES TO FINANCIAL STATEMENTS
                             FOR THE TWO YEARS ENDED DECEMBER 31, 1996

Note 10     INVESTMENTS 1996                           PRINCIPAL                        FAIR VALUE OR
            ----------------                           AMOUNT OR                          CONTRACT
                                                         SHARES            COST             VALUE
FIXED INCOME FUND                                    --------------    -------------    -------------
 Guaranteed Investment Contracts                     $   61,203,657    $  61,203,657    $  61,203,657
 Interest in Master Trust*                           sh. 90,242,972       91,366,037       91,252,142
 BNY Collective Short-Term Invst. Fund               sh.      4,259            4,259            4,259

BALANCED FUND
 Brinson Partners Inc U.S. Bond Fund*                sh.    629,901       68,157,142        69,326,850
 Brinson Partners Inc U.S. Stock Only Fund*          sh.    136,456       28,472,176        37,602,556
 Brinson Partners Inc U.S. Cash Mgmt Fund            sh.          1                1                 1
 BNY Collective Short-Term Invst. Fund               sh.  1,002,060        1,002,060         1,002,060

ACTIVE EQUITY FUND
 Brinson Partners Inc U.S. Equity Portfolio*         sh.    645,808      123,827,039       190,510,057
 Brinson Partners Inc U.S. Cash Mgmt Fund            sh.          2                2                 2
 BNY Collective Short-Term Invst. Fund               sh.  1,725,969        1,725,969         1,725,968

STOCK INDEX FUND
 Mellon Capital Mgmt. Stock Index Fund*              sh.    244,687       43,023,873        56,186,765
 Mellon Capital EB Daily Opening Stock Index Fund    sh.     10,853        1,997,925         1,973,449
 Mellon Capital Temporary Investment Fund            sh.        470              470               470
 BNY Collective Short-Term Invst. Fund               sh.    528,839          528,839           528,839

COMPANY STOCK FUND
 Computer Sciences Common Stock*                     sh.  2,678,887       80,092,261       220,003,596
 BNY Collective Short-Term Invst. Fund               sh.  1,620,364        1,620,364         1,620,364

EMPLOYEE LOAN FUND
  Participant Loans                                   $  16,021,749       16,021,749        16,021,749
                                                                      --------------    --------------
                                                                      $  519,043,823    $  748,962,784
                                                                      --------------    --------------
                                                                      --------------    --------------

TOTAL LONG-TERM INVESTMENTS                                           $  514,161,859    $  744,080,821
TOTAL SHORT-TERM INVESTMENTS                                               4,881,964         4,881,963
                                                                      --------------    --------------
                                                                      $  519,043,823    $  748,962,784
                                                                      --------------    --------------
                                                                      --------------    --------------

* represents investments greater
  than 5% of Plan's net assets

                                   COMPUTER SCIENCES CORPORATION
                                         MATCHED ASSET PLAN

                                   NOTES TO FINANCIAL STATEMENTS
                             FOR THE TWO YEARS ENDED DECEMBER 31, 1996

Note 10     INVESTMENTS 1995                           PRINCIPAL                        FAIR VALUE OR
            ----------------                           AMOUNT OR                          CONTRACT
                                                         SHARES            COST             VALUE
                                                     --------------    -------------    -------------
FIXED INCOME FUND
 Guaranteed Investment Contracts                     $   81,854,138    $  81,854,138    $  81,854,138
 Interest in Master Trust*                           sh. 57,775,322       57,507,378       58,741,224
 BNY Collective Short-Term Invst. Fund               sh.  1,186,638        1,186,638        1,186,638

BALANCED FUND
 BRINSON PARTNERS INC.:
  U.S. Bond Fund*                                    sh.    460,104       46,867,192       48,488,514
  U.S. Stock Only Fund*                              sh.    170,758       34,575,827       37,038,021
  U.S. Cash Management Fund                          sh.  4,620,046        4,620,046        4,620,046
 BNY Collective Short-Term Invst. Fund               sh.    709,001          709,001          709,001

ACTIVE EQUITY FUND
 Brinson Partners Inc.:
  U.S. Equity Portfolio*                             sh.    563,003       98,207,385      136,221,964
  U.S. Cash Management Fund                                       1                1                1
 BNY Collective Short-Term Invst. Fund               sh.  1,359,310        1,359,310        1,359,310

STOCK INDEX FUND
 Mellon Capital:
  Mellon Capital Mgmt. Stock Index Fund*             sh.     82,951       27,186,835       33,224,815
  Mellon Temporary Investment Fund                   sh.         12               12               12
 BNY Collective Short-Term Invst. Fund               sh.  1,181,885        1,181,885        1,181,885

COMPANY STOCK FUND
 Computer Sciences Common Stock*                     sh.  2,485,185       62,965,219      174,584,246
 BNY Collective Short-Term Invst. Fund               sh.  1,308,567        1,308,567        1,308,567

EMPLOYEE LOAN FUND
  Participant Loans                                  $   13,707,311       13,707,311       13,707,311
                                                                       -------------    -------------
                                                                       $ 433,236,745    $ 594,225,693

TOTAL LONG-TERM INVESTMENTS                                              422,871,285      583,860,233
TOTAL SHORT-TERM INVESTMENTS                                              10,365,460       10,365,460
                                                                       -------------    -------------
                                                                       $ 433,236,745    $ 594,225,693
                                                                       -------------    -------------
                                                                       -------------    -------------

* represents investments greater
  than 5% of Plan's net assets

                                      SIGNATURES


THE PLAN. Pursuant to the requirements of the Securities Act of 1934, the Computer Sciences Corporation Retirement Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                CSC MATCHED ASSET PLAN




Date: June 23, 1997                             By: /S/LEON J. LEVEL
                                                    -----------------------
                                                Leon J. Level
                                                Chairman,
                                                Computer Sciences Corporation
                                                Retirement Plans Committee

                            INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Computer Sciences Corporation Registration Statement No. 333-00755 on Form S-8 of our report dated May 30, 1997, appearing in this Annual Report on Form 11-K of the Computer Sciences Corporation Matched Asset Plan for the year ended December 31, 1996.




/s/Deloitte & Touche LLP

Los Angeles, California
June 20, 1997

1996
FORM 5500 ITEM 27(A)
COMPUTER SCIENCES CORPORATION
EIN 95-2043126
MATCHED ASSET PLAN 001

                                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                -----------------------------------------------


(a)   (b) Identity of issue, borrower,     (c) Description of investment including maturity date,    (d) Cost       (e) Current
           lessor or similar party            rate of interest, collateral, par or maturity value                      Value
---   --------------------------------     -------------------------------------------------------   -----------    ------------
      Allstate Life Insurance Co.          Guaranteed Investment Contract        7.78%     9/30/97   $  3,397,697   $  3,397,697
      Principal Mutual Life Insurance      Guaranteed Investment Contract        8.10%      4/1/97        799,784        799,784
      Co.
      Prudential Life Insurance Co.        Guaranteed Investment Contract        7.92%     3/31/97     12,728,297     12,728,297
      Pacific Mutual Life Insurance Co.    Guaranteed Investment Contract        6.85%     3/31/98      4,461,168      4,461,168
      Provident Life & Accident Ins.       Guaranteed Investment Contract        7.80%     9/30/97      5,900,680      5,900,680
      Prudential Life Insurance Co.        Guaranteed Investment Contract        5.77%     3/31/98      3,960,879      3,960,879
      Canada Life Insurance Co.            Guaranteed Investment Contract        5.75%     3/31/98      3,389,096      3,389,096
      Protective Life Insurance Co.        Guaranteed Investment Contract        5.66%     9/30/97      7,357,545      7,357,545
      Provident National Assurance         Guaranteed Investment Contract        8.01%     3/31/97      4,389,880      4,389,880
      Hartford Life Insurance Co.          Guaranteed Investment Contract        7.80%     6/30/98      1,839,252      1,839,252
      Hartford Life Insurance Co.          Guaranteed Investment Contract        7.80%     6/30/98      2,692,929      2,692,929
      Hartford Life Insurance Co.          Guaranteed Investment Contract        8.80%     6/30/97      5,859,796      5,859,796
      Providian Corporation                Guaranteed Investment Contract        5.08%    12/31/97      4,155,059      4,155,059
      Lincoln Life Insurance Co.           Guaranteed Investment Contract                                 271,596        271,596
      Brinson Trust Company, Inc.          Mutual Fund  -  U.S. Bond Fund                              68,157,142     69,326,850
      Brinson Trust Company, Inc.          Mutual Fund  -  U.S. Stock Fund                             28,472,176     37,602,556
      Brinson Trust Company, Inc.          Mutual Fund  -  U.S. Equity Portfolio                      123,827,039    190,510,057
      Mellon Capital Management Corp.      Mutual Fund  -  Stock Index Fund                             1,997,925      1,973,449
      Mellon Capital Management Corp.      Mutual Fund  -  Stock Index Fund                            43,023,873     56,186,765
 *    Computer Sciences Corporation        Common Stock                                                80,092,261    220,003,596
 *    Computer Sciences Corporation        Employee Loan Fund (8.25%-10%) (1/3/97-1/27/12)             16,021,749     16,021,749
      Brinson Trust Company, Inc.          U.S. Cash Management Fund                                            3              3
      Mellon Capital Management Corp.      Mellon Temporary Investment Fund                                   470            470
 *    Bank of New York                     BNY Collective Short-Term Invst. Fund                        4,881,490      4,881,490
                                                                                                    -------------  -------------
 TOTAL ASSETS HELD FOR INVESTMENT PURPOSES                                                          $ 427,677,786  $ 657,710,642
                                                                                                    -------------  -------------
                                                                                                    -------------  -------------

*  represents party in interest
                                      S-1

1996
FORM 5500 ITEM 27(D)
COMPUTER SCIENCES CORPORATION
EIN 95-2043126
MATCHED ASSET PLAN 001
                                           SCHEDULE OF REPORTABLE TRANSACTIONS

                                                                                                       (H) CURRENT
                                                                                                           VALUE
                                                                                                        OF ASSET ON    (I) NET GAIN
(A) IDENTITY OF PARTY INVOLVED   (B) DESCRIPTION OF ASSET   (C) PURCHASE   (D) SELLING   (G) COST OF    TRANSACTION       OR (LOSS)
                                                               PRICE          PRICE          ASSET          DATE
------------------------------   ------------------------   ------------   -----------   -----------   -------------   ------------
SINGLE TRANSACTIONS IN EXCESS OF 5%
-----------------------------------

None to Report

                                      S-2